Exhibit 13.1

Certification Pursuant to 18 U.S.C. Section 1350

Pursuant to U.S.C. Section 1350 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of Check- Cap Ltd. (the “Company”), does hereby certify, to such officer’s knowledge, that:

The Annual Report on Form 20-F for the year ended December 31, 2022 of the Company fully complies, in all material respects, with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company.

CHECK-CAP LTD.

March 31, 2023	By:	/s/ Alex Ovadia
	Name: Title:	Alex Ovadia Chief Executive Officer (Principal Executive Officer)

March 31, 2023	By:	/s/ Mira Rosenzweig
	Name: Title:	Mira Rosenzweig Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)